Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2018 FINANCIAL RESULTS

Full Year 2018

•	Service revenue of $805.5 million

•	Operating income of $42.5 million and adjusted operating income(1) of $88.3 million

•	Income before income taxes and non-controlling interests of $1.4 million and adjusted pre-tax income attributable to Altisource(1) of $62.0 million, or 7.7% of service revenue

•	Net loss attributable to Altisource of $(5.4) million, or $(0.32) per share, and adjusted net income attributable to Altisource(1) of $42.6 million, or $2.43 per diluted share
Fourth Quarter 2018

•	Service revenue of $210.9 million

•	Operating income of $2.0 million and adjusted operating income(1) of $24.3 million

•	Loss before income taxes and non-controlling interests of $(12.8) million and adjusted pre-tax income attributable to Altisource(1) of $17.6 million, or 8.3% of service revenue

•	Net loss attributable to Altisource of $(11.5) million, or $(0.69) per share, and adjusted net income attributable to Altisource(1) of $10.1 million, or $0.59 per diluted share
Luxembourg, February 26, 2019 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the fourth quarter and full year 2018.
“2018 has been a productive year for Altisource, and we are actively taking steps to position the Company for a solid 2019 and better 2020. From a financial perspective, we substantially exceeded the mid-point of our adjusted pre-tax income and adjusted earnings per share financial scenarios, and generated strong adjusted operating cash. On the sales front, we are winning business and expanding relationships with some of the largest financial institutions in the United States. Operationally, we began to exit certain businesses and established Project Catalyst, to streamline the organization, focus on our larger opportunities, and help us achieve our longer term financial objectives,” said Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “From a capital perspective, we refinanced our term loan in April 2018, extending the maturity from December 2020 to April 2024. We reduced our debt by approximately $75 million during the year and ended 2018 with $339 million of debt, $244 million of net debt less investment in equity securities(1) and $204 million after further reducing for the book value of homes in the buy-renovate-lease-sell business. We also repurchased $40 million of Altisource stock, bringing the number of outstanding shares to 16.3 million at the end of the year.”
2018 service revenue of $805.5 million was 10% lower than 2017 primarily from the reduction in size of the Ocwen Financial Corporation (“Ocwen”) servicing portfolio and the Front Yard Residential Corporation (“RESI”) portfolio of non-performing loans and REO. These declines were partially offset by growth in the Buy-Renovate-Lease-Sell (“BRS”) and Owners.com® businesses.

Fourth quarter 2018 service revenue of $210.9 million was 2% higher than the fourth quarter of 2017 primarily from growth in the BRS business, partially offset by lower revenue from Ocwen’s servicing portfolio and RESI.
2018 operating income of $42.5 million was 15% lower than 2017 primarily from $11.6 million of restructuring charges related to Project Catalyst, a $6.2 million 2018 reserve for sales tax, and a $2.6 million write-off of goodwill associated with the decision to exit the BRS business. This was partially offset by a $13.7 million gain on sale of the Rental Property Management business and the benefits of Project Catalyst.
2018 adjusted operating income(1) of $88.3 million was 1% lower than 2017 primarily from the impact of revenue declines discussed above, almost entirely offset by margin expansion from the benefits of Project Catalyst. 2018 adjusted operating income(1) as a percentage of service revenue was 11.0% compared to 9.9% in 2017.
Fourth quarter 2018 operating income of $2.0 million was 76% lower than the fourth quarter of 2017 primarily from $8.1 million of restructuring charges related to Project Catalyst and a $2.6 million write-off of goodwill associated with the decision to exit the BRS business, partially offset by the benefits of Project Catalyst.
Fourth quarter 2018 adjusted operating income(1) of $24.3 million was 36% higher than the fourth quarter of 2017 primarily from the benefits of Project Catalyst. Fourth quarter adjusted operating income(1) as a percentage of service revenue was 11.5% compared to 8.6% in the fourth quarter of 2017.
2018 loss per share was $(0.32) compared to 2017 diluted earnings per share of $16.53. 2017 diluted earnings per share was considerably higher from a fourth quarter 2017 net income tax benefit of $284.1 million ($15.20 per diluted share) relating to the merger of two of the Company’s Luxembourg subsidiaries, the impact of statutory tax rate changes in the U.S. and Luxembourg, and foreign income tax reserves. 2018 loss per share was impacted by unrealized losses on marketable securities ($0.55 per share), restructuring charges ($0.51 per share), accrual for sales tax ($0.26 per share), loss on debt refinancing ($0.18 per share) and the write-off of goodwill in connection with the decision to exit the buy-renovate-lease-sell business ($0.11 per share). These items were partially offset by the gain on the sale of the Rental Property Management business ($0.53 per share).
2018 adjusted earnings per share(1) of $2.43 was 18% lower than 2017 primarily from higher interest expense from the Company’s April 2018 debt refinancing transaction and rising interest rates, and a higher effective tax rate from changes in the jurisdictional mix of taxable income (losses). This was partially offset by fewer diluted shares outstanding in 2018 from share repurchases.
Fourth quarter 2018 loss per share was $(0.69) compared to fourth quarter 2017 diluted earnings per share of $15.72. Fourth quarter 2017 diluted earnings per share was considerably higher than 2018 primarily from the net income tax benefit described above ($15.60 per diluted share in the fourth quarter 2018). Fourth quarter 2018 loss per share was impacted by unrealized losses on marketable securities ($0.38 per share), restructuring charges ($0.37 per share), the write-off of goodwill in connection with the decision to exit the buy-renovate-lease-sell business ($0.11 per share) and accrual for sales tax ($0.02 per share).
Fourth quarter 2018 adjusted diluted earnings per share(1) of $0.59 was the same as the fourth quarter of 2017 from adjusted operating income margin expansion and fewer diluted shares outstanding, offset by higher interest expense and effective tax rate described above.
2018 Highlights(2)
Corporate

•	Generated $68.4 million of cash flows from operating activities and $79.4 million of adjusted cash flows from operating activities(1)

•
Refinanced our senior secured term loan in April 2018, extending the maturity from December 2020 to April 2024; entered into an agreement for a $15 million revolving line of credit, available for general corporate purposes, as part of our new credit facility

•
Used $15.0 million received from the sale of the Rental Property Management business to RESI and $49.9 million received and anticipated to be received from the discontinuation of the BRS business to repay debt

•
Launched Project Catalyst to better align the Company’s cost structure with anticipated revenue, and improve operating margins and performance; we incurred $11.6 million of severance costs, professional services fees and facility shut-down costs in connection with Project Catalyst

•	Repurchased 1.6 million shares of our common stock at an average price of $25.53 per share

•	Ended 2018 with $94.5 million of cash, cash equivalents and investment in equity securities

•	Ended 2018 with $244.3 million of net debt less investment in equity securities(1)

•
Signed agreements with three new enterprise customers in the fourth quarter and was recognized as an industry leader by Forrester® in two Wave reports, one for Journey Visioning Platforms and the other for Journey Orchestration Platforms, in the Pointillist business

Mortgage Market

•
Executed an agreement with one of the largest institutional real estate and mortgage investors in the U.S. to provide REO, foreclosure and short sale auctions, and began receiving REO referrals in the third quarter and foreclosure auction referrals in the fourth quarter (anticipate receiving short sale auction referrals in the first quarter 2019)

•	Executed an agreement with a top-10 servicer to provide REO asset management and related services, and began receiving referrals in January 2019

•	Executed an agreement with a top-5 servicer to provide field services, and anticipate beginning to receive referrals in the second quarter 2019

•
Grew inventory of Hubzu homes by 64% from January 1, 2018 to December 31, 2018 (1,470 units on January 1, 2018 compared to 2,412 units on December 31, 2018) from customers other than Ocwen, New Residential Investment Corp. (individually, together with one or more of its subsidiaries or one or more of its subsidiaries individually, “NRZ”) and RESI

•	Launched the Trelix end-to-end fulfillment services offering
Real Estate Market

•	Launched a new and improved Owners.com user experience (website and mobile applications) for home buyers and sellers and our real estate agents, to improve purchase and sale funnel conversion rates

•	Grew Consumer Real Estate Solutions service revenue by 82% and the number of home purchase and sale transactions by 61%, in 2018 compared to 2017

•	Increased the Consumer Real Estate Solutions active customer base from 2,300 clients at the end of 2017 to 5,300 clients at the end of 2018

•
Sold the Real Estate Investor Solutions Rental Property Management business to RESI for total transaction proceeds of $18.0 million, $15.0 million of which was received on the closing date and $3.0 million of which will be received on the earlier of a RESI change of control or August 8, 2023; recognized a $13.7 million pretax gain on the sale of this business

•
Announced plans to sell the Real Estate Investor Solutions short-term investments in real estate and discontinue the BRS business; used $49.9 million in proceeds and anticipated proceeds from BRS sales to repay a portion of the senior secured term loan

•	Ended 2018 with $39.9 million of BRS inventory consisting of 287 homes; the Company anticipates selling the majority of the BRS inventory in 2019

Fourth Quarter and Full Year 2018 Results Compared to Fourth Quarter and Full Year 2017:

(in thousands, except per share data)	Fourth Quarter 2018	Fourth Quarter 2017	Change	Full Year 2018	Full Year 2017	Change
Service revenue	$210,947	$207,307	2%	$805,480	$899,561	(10)%
Income from operations	2,031	8,596	(76)%	42,495	49,706	(15)%
Adjusted operating income(1)	24,298	17,838	36%	88,339	89,328	(1)%
(Loss) income before income taxes and non‑controlling interests	(12,829)	3,112	(512)%	1,399	35,375	(96)%
Pretax (loss) income attributable to Altisource(1)	(13,446)	2,479	(642)%	(1,284)	32,635	(104)%
Adjusted pretax income attributable to Altisource(1)	17,607	11,721	50%	61,966	72,257	(14)%
Net (loss) income attributable to Altisource	(11,485)	286,350	(104)%	(5,382)	308,891	(102)%
Adjusted net income attributable to Altisource(1)	10,144	10,779	(6)%	42,609	55,617	(23)%
Diluted (loss) earnings per share	(0.69)	15.72	(104)%	(0.32)	16.53	(102)%
Adjusted diluted earnings per share(1)	0.59	0.59	—%	2.43	2.98	(18)%
Cash flows from operating activities	24,752	18,953	31%	68,402	66,082	4%
Adjusted cash flows from operating activities(1)	13,437	23,714	(43)%	79,370	110,462	(28)%
Adjusted cash flows from operating activities less additions for premises and equipment(1)	13,728	20,685	(34)%	75,454	99,948	(25)%

•
Fourth quarter and full year 2018 operating income includes restructuring charges of $8.1 million and $11.6 million, respectively, related to Project Catalyst (no comparable amounts in 2017), a fourth quarter and full year write-off of goodwill related to the exit of the BRS business of $2.6 million (no comparable amounts in 2017) and a sales tax accrual of $0.4 million and $6.2 million, respectively (no comparable amounts in 2017) and a full year 2018 gain of $13.7 million in connection with the sale of the Rental Property Management business to RESI (no comparable amounts in the fourth quarter of 2018 and 2017)

•
Fourth quarter and full year 2018 pretax income attributable to Altisource(1) includes a mark-to-market loss on our equity investment in RESI of $8.8 million and $13.0 million, respectively (no comparable amounts in 2017(3))

•
Fourth quarter and full year 2018 net loss attributable to Altisource includes certain income tax related reserves, net of $0 million and $1.6 million, respectively (tax benefit for certain income tax related items of $284.1 million in both the fourth quarter and full year 2017)

________________________

(1)	This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein.

(2)	Applies to 2018 unless otherwise indicated.

(3)
Effective January 1, 2018, mark-to-market adjustments of our investment in RESI are reflected in our results of operations in connection with the adoption of a new accounting principle (previously reflected in comprehensive income).

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource does not undertake, and expressly disclaims, any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, our ability to retain existing customers and attract new customers and the potential for changes in our customer relationships; various risks relating to our ability to effectively manage our regulatory and contractual obligations; the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein; as well as Altisource’s ability to retain key executives or employees, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.
Webcast
Altisource will host a webcast at 8:30 a.m. EST today to discuss our fourth quarter and full year 2018 results. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2018	2017	2018	2017

Service revenue
Mortgage Market	$158,665	$171,056	$655,766	$754,058
Real Estate Market	37,463	22,172	88,755	86,821
Other Businesses, Corporate and Eliminations	14,819	14,079	60,959	58,682
Total service revenue	210,947	207,307	805,480	899,561
Reimbursable expenses	6,069	8,126	30,039	39,912
Non-controlling interests	617	633	2,683	2,740
Total revenue	217,633	216,066	838,202	942,213
Cost of revenue	158,116	153,495	592,126	659,953
Reimbursable expenses	6,069	8,126	30,039	39,912
Gross profit	53,448	54,445	216,037	242,348
Operating expenses (income):
Selling, general and administrative expenses	43,293	45,849	175,670	192,642
Gain on sale of business	—	—	(13,688)	—
Restructuring charges	8,124	—	11,560	—
Income from operations	2,031	8,596	42,495	49,706
Other income (expense), net:
Interest expense	(6,639)	(5,391)	(26,254)	(22,253)
Unrealized loss on investment in equity securities	(8,786)	—	(12,972)	—
Other income (expense), net	565	(93)	(1,870)	7,922
Total other income (expense), net	(14,860)	(5,484)	(41,096)	(14,331)

(Loss) income before income taxes and non-controlling interests	(12,829)	3,112	1,399	35,375
Income tax benefit (provision)	1,961	283,871	(4,098)	276,256

Net (loss) income	(10,868)	286,983	(2,699)	311,631
Net income attributable to non-controlling interests	(617)	(633)	(2,683)	(2,740)

Net (loss) income attributable to Altisource	$(11,485)	$286,350	$(5,382)	$308,891

(Loss) earnings per share:
Basic	$(0.69)	$16.16	$(0.32)	$16.99
Diluted	$(0.69)	$15.72	$(0.32)	$16.53

Weighted average shares outstanding:
Basic	16,745	17,724	17,073	18,183
Diluted	16,745	18,211	17,073	18,692

Comprehensive (loss) income:
Net (loss) income	$(10,868)	$286,983	$(2,699)	$311,631
Other comprehensive (loss) income, net of tax:
Reclassification of unrealized gain on investment in equity securities, net of income tax provision of $200, to retained earnings from the cumulative effect of an accounting change	—	—	(733)	—
Unrealized gain on investment in equity securities, net of income tax provision of $0, $(843), $0, $(921)	—	2,266	—	2,478

Comprehensive (loss) income, net of tax	(10,868)	289,249	(3,432)	314,109
Comprehensive income attributable to non-controlling interests	(617)	(633)	(2,683)	(2,740)

Comprehensive (loss) income attributable to Altisource	$(11,485)	$288,616	$(6,115)	$311,369

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
SEGMENT FINANCIAL INFORMATION
(in thousands)

	For the three months ended December 31, 2018
	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$158,665	$37,463	$14,819	$210,947
Reimbursable expenses	5,663	392	14	6,069
Non-controlling interests	617	—	—	617
	164,945	37,855	14,833	217,633
Cost of revenue	107,070	40,265	16,850	164,185
Gross profit (loss)	57,875	(2,410)	(2,017)	53,448
Operating expenses (income):
Selling, general and administrative expenses	19,880	7,075	16,338	43,293
Restructuring charges	1,594	39	6,491	8,124
Income (loss) from operations	36,401	(9,524)	(24,846)	2,031
Total other income (expense), net	(5)	41	(14,896)	(14,860)

Income (loss) before income taxes and non-controlling interests	$36,396	$(9,483)	$(39,742)	$(12,829)

	For the three months ended December 31, 2017
	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$171,056	$22,172	$14,079	$207,307
Reimbursable expenses	7,815	301	10	8,126
Non-controlling interests	633	—	—	633
	179,504	22,473	14,089	216,066
Cost of revenue	123,565	24,483	13,573	161,621
Gross profit (loss)	55,939	(2,010)	516	54,445
Selling, general and administrative expenses	27,722	4,634	13,493	45,849
Income (loss) from operations	28,217	(6,644)	(12,977)	8,596
Total other income (expense), net	(66)	(4)	(5,414)	(5,484)

Income (loss) before income taxes and non-controlling interests	$28,151	$(6,648)	$(18,391)	$3,112

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
SEGMENT FINANCIAL INFORMATION
(in thousands)

	For the year ended December 31, 2018
	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$655,766	$88,755	$60,959	$805,480
Reimbursable expenses	28,456	1,535	48	30,039
Non-controlling interests	2,683	—	—	2,683
	686,905	90,290	61,007	838,202
Cost of revenue	447,108	102,893	72,164	622,165
Gross profit (loss)	239,797	(12,603)	(11,157)	216,037
Operating expenses (income):
Selling, general and administrative expenses	85,013	21,561	69,096	175,670
Gain on sale of business	—	(13,688)	—	(13,688)
Restructuring charges	2,495	113	8,952	11,560
Income (loss) from operations	152,289	(20,589)	(89,205)	42,495
Total other income (expense), net	81	77	(41,254)	(41,096)

Income (loss) before income taxes and non-controlling interests	$152,370	$(20,512)	$(130,459)	$1,399

	For the year ended December 31, 2017
	Mortgage Market	Real Estate Market	Other Businesses, Corporate and Eliminations	Consolidated Altisource

Revenue
Service revenue	$754,058	$86,821	$58,682	$899,561
Reimbursable expenses	36,886	2,966	60	39,912
Non-controlling interests	2,740	—	—	2,740
	793,684	89,787	58,742	942,213
Cost of revenue	545,507	96,967	57,391	699,865
Gross profit (loss)	248,177	(7,180)	1,351	242,348
Selling, general and administrative expenses	114,215	18,718	59,709	192,642
Income (loss) from operations	133,962	(25,898)	(58,358)	49,706
Total other income (expense), net	72	(4)	(14,399)	(14,331)

Income (loss) before income taxes and non-controlling interests	$134,034	$(25,902)	$(72,757)	$35,375

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$58,294	$105,006
Investment in equity securities	36,181	49,153
Accounts receivable, net	36,466	52,740
Short-term investments in real estate	39,873	29,405
Prepaid expenses and other current assets	30,720	35,337
Total current assets	201,534	271,641

Premises and equipment, net	45,631	73,273
Goodwill	81,387	86,283
Intangible assets, net	91,653	120,065
Deferred tax assets, net	309,089	303,707
Other assets	12,406	10,195

Total assets	$741,700	$865,164

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$87,240	$84,400
Current portion of long-term debt	—	5,945
Deferred revenue	10,108	9,802
Other current liabilities	7,030	9,414
Total current liabilities	104,378	109,561

Long-term debt, less current portion	331,476	403,336
Other non-current liabilities	9,178	12,282

Commitments, contingencies and regulatory matters

Equity:
Common stock ($1.00 par value; 100,000 shares authorized, 25,413 issued and 16,276 outstanding as of December 31, 2018; 17,418 outstanding as of December 31, 2017)	25,413	25,413
Additional paid-in capital	122,667	112,475
Retained earnings	590,655	626,600
Accumulated other comprehensive income	—	733
Treasury stock, at cost (9,137 shares as of December 31, 2018 and 7,995 shares as of December 31, 2017)	(443,304)	(426,609)
Altisource equity	295,431	338,612

Non-controlling interests	1,237	1,373
Total equity	296,668	339,985

Total liabilities and equity	$741,700	$865,164

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the years ended December 31,
	2018	2017

Cash flows from operating activities:
Net (loss) income	$(2,699)	$311,631
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	30,799	36,447
Amortization of intangible assets	28,412	35,367
Unrealized loss on investment in equity securities	12,972	—
Change in the fair value of acquisition related contingent consideration	—	24
Goodwill write-off from business exit	2,640	—
Share-based compensation expense	10,192	4,255
Bad debt expense	2,830	5,116
Gain on early extinguishment of debt	—	(5,637)
Amortization of debt discount	717	301
Amortization of debt issuance costs	965	833
Deferred income taxes	(5,791)	(297,336)
Loss on disposal of fixed assets	727	2,768
Gain on sale of business	(13,688)	—
Loss on debt refinancing	4,434	—
Changes in operating assets and liabilities:
Accounts receivable	14,556	29,965
Short-term investments in real estate	(10,468)	(16,380)
Prepaid expenses and other current assets	4,617	(5,754)
Other assets	2,278	770
Accounts payable and accrued expenses	1,651	2,576
Other current and non-current liabilities	(16,742)	(38,864)
Net cash provided by operating activities	68,402	66,082

Cash flows from investing activities:
Additions to premises and equipment	(3,916)	(10,514)
Proceeds from the sale of business	15,000	—
Other investing activities	—	188
Net cash provided by (used in) investing activities	11,084	(10,326)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	407,880	—
Repayments and repurchases of long-term debt	(486,759)	(59,761)
Debt issuance costs	(5,042)	—
Proceeds from stock option exercises	3,644	2,374
Purchase of treasury shares	(40,362)	(39,011)
Distributions to non-controlling interests	(2,819)	(2,772)
Payment of tax withholding on issuance of restricted shares and stock option exercises	(825)	(1,164)
Net cash used in financing activities	(124,283)	(100,334)

Net decrease in cash, cash equivalents and restricted cash	(44,797)	(44,578)
Cash, cash equivalents and restricted cash at the beginning of the period	108,843	153,421
Cash, cash equivalents and restricted cash at the end of the period	$64,046	$108,843

Supplemental cash flow information:
Interest paid	$24,123	$21,210
Income taxes paid, net	7,136	18,332
Non-cash investing and financing activities:
Decrease in payables for purchases of premises and equipment	$(32)	$(1,311)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Adjusted operating income, pretax income attributable to Altisource, adjusted pretax income attributable to Altisource, adjusted net income attributable to Altisource, adjusted diluted earnings per share, adjusted cash flows from operating activities, adjusted cash flows from operating activities less additions to premises and equipment and net debt less investment in equity securities, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to income from operations, (loss) income before income taxes and non-controlling interests, net (loss) income attributable to Altisource, diluted (loss) earnings per share, cash flows from operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand and investment in equity securities. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating income is calculated by removing intangible asset amortization expense, share-based compensation expense, gain on sale of business, sales tax accrual, restructuring charges, goodwill write-off from business exit and litigation settlement loss from income from operations. Pretax (loss) income attributable to Altisource is calculated by removing non-controlling interests from (loss) income before income taxes and non-controlling interests. Adjusted pretax income attributable to Altisource is calculated by removing non-controlling interests, intangible asset amortization expense, share-based compensation expense, gain on sale of business, sales tax accrual, restructuring charges, loss on debt refinancing, goodwill write-off from business exit, unrealized (loss) gain on investment in equity securities and litigation settlement loss from (loss) income before income taxes and non-controlling interests. Adjusted net income attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), gain on sale of business (net of tax), sales tax accrual (net of tax), restructuring charges (net of tax), loss on debt refinancing (net of tax), goodwill write-off from business exit (net of tax), unrealized (loss) gain on investment in equity securities (net of tax), certain income tax related items, net and litigation settlement loss (net of tax) from net (loss) income attributable to Altisource. Adjusted diluted earnings per share is calculated by dividing net (loss) income attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), gain on sale of business (net of tax), sales tax accrual (net of tax), restructuring charges (net of tax), loss on debt refinancing (net of tax), goodwill write-off from business exit (net of tax), unrealized (loss) gain on investment in equity securities (net of tax), certain income tax related items, net and litigation settlement loss (net of tax) by the weighted average number of diluted shares. Adjusted cash flows from operating activities is calculated by removing the cash payment related to the net litigation settlement loss payment and the (decrease) increase in short-term investments in real estate from cash flows from operating activities. Adjusted cash flows from operating activities less additions to premises and equipment is calculated by removing the cash payment related to the net litigation settlement loss, the (decrease) increase in short-term investments in real estate and additions to premises and equipment from cash flows from operating activities. Net debt less investment in equity securities is calculated as long-term debt, including current portion, minus cash and cash equivalents and investment in equity securities.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended December 31,		Years ended December 31,
	2018	2017	2018	2017

Income from operations	$2,031	$8,596	$42,495	$49,706

Intangible asset amortization expense	7,101	8,224	28,412	35,367
Share-based compensation expense	4,042	1,018	10,192	4,255
Gain on sale of business	—	—	(13,688)	—
Sales tax accrual	360	—	6,228	—
Restructuring charges	8,124	—	11,560	—
Goodwill write-off from business exit	2,640	—	2,640	—
Litigation settlement loss	—	—	500	—

Adjusted operating income	$24,298	$17,838	$88,339	$89,328

(Loss) income before income taxes and non-controlling interests	$(12,829)	$3,112	$1,399	$35,375

Non-controlling interests	(617)	(633)	(2,683)	(2,740)
Pretax (loss) income attributable to Altisource	(13,446)	2,479	(1,284)	32,635
Intangible asset amortization expense	7,101	8,224	28,412	35,367
Share-based compensation expense	4,042	1,018	10,192	4,255
Gain on sale of business	—	—	(13,688)	—
Sales tax accrual	360	—	6,228	—
Restructuring charges	8,124	—	11,560	—
Loss on debt refinancing	—	—	4,434	—
Goodwill write-off from business exit	2,640	—	2,640	—
Unrealized loss on investment in equity securities	8,786	—	12,972	—
Litigation settlement loss	—	—	500	—

Adjusted pretax income attributable to Altisource	$17,607	$11,721	$61,966	$72,257

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Years ended December 31,
	2018	2017	2018	2017

Net (loss) income attributable to Altisource	$(11,485)	$286,350	$(5,382)	$308,891

Intangible asset amortization expense, net of tax	4,193	7,597	19,905	27,523
Share-based compensation expense, net of tax	2,387	940	7,141	3,311
Gain on sale of business, net of tax	—	—	(9,341)	—
Sales tax accrual, net of tax	266	—	4,608	—
Restructuring charges, net of tax	6,329	—	8,966	—
Loss on debt refinancing, net of tax	—	—	3,232	—
Goodwill write-off from business exit, net of tax	1,953	—	1,953	—
Unrealized loss on investment in equity securities, net of tax	6,501	—	9,598	—
Certain income tax related items, net	—	(284,108)	1,588	(284,108)
Litigation settlement loss, net of tax	—	—	341	—

Adjusted net income attributable to Altisource	$10,144	$10,779	$42,609	$55,617

Diluted (loss) earnings per share	$(0.69)	$15.72	$(0.32)	$16.53

Impact of using diluted share count instead of basic share count for a loss per share	0.01	—	0.01	—
Intangible asset amortization expense, net of tax, per diluted share	0.25	0.42	1.14	1.47
Share-based compensation expense, net of tax, per diluted share	0.14	0.05	0.41	0.18
Gain on sale of business, net of tax, per diluted share	—	—	(0.53)	—
Sales tax accrual, net of tax, per diluted share	0.02	—	0.26	—
Restructuring charges, net of tax, per diluted share	0.37	—	0.51	—
Loss on debt refinancing, net of tax, per diluted share	—	—	0.18	—
Goodwill write-off from business exit, net of tax, per diluted share	0.11	—	0.11	—
Unrealized loss on investment in equity securities, net of tax, per diluted share	0.38	—	0.55	—
Certain income tax related items, net, per diluted share	—	(15.60)	0.09	(15.20)
Litigation settlement loss, net of tax, per diluted share	—	—	0.02	—

Adjusted diluted earnings per share	$0.59	$0.59	$2.43	$2.98

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Years ended December 31,
	2018	2017	2018	2017

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$7,101	$8,224	$28,412	$35,367
Tax benefit from intangible asset amortization	(2,908)	(627)	(8,507)	(7,844)
Intangible asset amortization expense, net of tax	4,193	7,597	19,905	27,523
Diluted share count	17,091	18,211	17,523	18,692

Intangible asset amortization expense, net of tax, per diluted share	$0.25	$0.42	$1.14	$1.47

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$4,042	$1,018	$10,192	$4,255
Tax benefit from share-based compensation expense	(1,655)	(78)	(3,051)	(944)
Share-based compensation expense, net of tax	2,387	940	7,141	3,311
Diluted share count	17,091	18,211	17,523	18,692

Share-based compensation expense, net of tax, per diluted share	$0.14	$0.05	$0.41	$0.18

Calculation of the impact of gain on sale of business, net of tax
Gain on sale of business	$—	$—	$(13,688)	$—
Tax provision from gain on sale of business	—	—	4,347	—
Gain on sale of business, net of tax	—	—	(9,341)	—
Diluted share count	17,091	18,211	17,523	18,692

Gain on sale of business, net of tax, per diluted share	$—	$—	$(0.53)	$—

Calculation of the impact of sales tax accrual, net of tax
Sales tax accrual	$360	$—	$6,228	$—
Tax benefit from sales tax accrual	(94)	—	(1,620)	—
Sales tax accrual, net of tax	266	—	4,608	—
Diluted share count	17,091	18,211	17,523	18,692

Sales tax accrual, net of tax, per diluted share	$0.02	$—	$0.26	$—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Years ended December 31,
	2018	2017	2018	2017

Calculation of the impact of restructuring charges, net of tax
Restructuring charges	$8,124	$—	$11,560	$—
Tax benefit from restructuring charges	(1,795)	—	(2,594)	—
Restructuring charges, net of tax	6,329	—	8,966	—
Diluted share count	17,091	18,211	17,523	18,692

Restructuring charges, net of tax, per diluted share	$0.37	$—	$0.51	$—

Calculation of the impact of the loss on debt refinancing, net of tax
Loss on debt refinancing	$—	$—	$4,434	$—
Tax benefit from the loss on debt refinancing	—	—	(1,202)	—
Loss on debt refinancing, net of tax	—	—	3,232	—
Diluted share count	17,091	18,211	17,523	18,692

Loss on debt refinancing, net of tax, per diluted share	$—	$—	$0.18	$—

Calculation of goodwill write-off from business exit, net of tax
Goodwill write-off from business exit	$2,640	$—	$2,640	$—
Tax benefit from goodwill write-off from business exit	(687)	—	(687)	—
Goodwill write-off from business exit, net of tax	1,953	—	1,953	—
Diluted share count	17,091	18,211	17,523	18,692

Goodwill write-off from business exit, net of tax, per diluted share	$0.11	$—	$0.11	$—

Calculation of the impact of the unrealized loss on investment in equity securities, net of tax
Unrealized loss on investment in equity securities	$8,786	$—	$12,972	$—
Tax benefit from the unrealized loss on investment in equity securities	(2,285)	—	(3,374)	—
Unrealized loss on investment in equity securities, net of tax	6,501	—	9,598	—
Diluted share count	17,091	18,211	17,523	18,692

Unrealized loss on investment in equity securities, net of tax, per diluted share	$0.38	$—	$0.55	$—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended December 31,		Years ended December 31,
	2018	2017	2018	2017

Certain income tax related items, net resulting from:
Luxembourg subsidiaries merger, net	$—	$(300,908)	$—	$(300,908)
Other income tax rate changes	—	6,270	—	6,270
Foreign income tax reserves	—	10,530	1,588	10,530
Certain income tax related items, net	—	(284,108)	1,588	(284,108)
Diluted share count	17,091	18,211	17,523	18,692

Certain income tax related items, net, per diluted share	$—	$(15.60)	$0.09	$(15.20)

Calculation of the impact of litigation settlement loss, net of tax
Litigation settlement loss	$—	$—	$500	$—
Tax benefit from litigation settlement loss	—	—	(159)	—
Litigation settlement loss, net of tax	—	—	341	—
Diluted share count	17,091	18,211	17,523	18,692

Litigation settlement loss, net of tax, per diluted share	$—	$—	$0.02	$—

Cash flows from operating activities	$24,752	$18,953	$68,402	$66,082
Net litigation settlement loss payment	500	—	500	28,000
(Decrease) increase in short-term investments in real estate	(11,815)	4,761	10,468	16,380
Adjusted cash flows from operating activities	13,437	23,714	79,370	110,462
Adjustments and less additions to premises and equipment	291	(3,029)	(3,916)	(10,514)

Adjusted cash flows from operating activities less additions to premises and equipment	$13,728	$20,685	$75,454	$99,948

	December 31, 2018
Senior secured term loan	$338,822
Less: Cash and cash equivalents	(58,294)
Less: Investment in equity securities	(36,181)

Net debt less investment in equity securities	$244,347

Note: Amounts may not add to the total due to rounding.